Exhibit 23.1



            Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2008 Employee Stock Purchase Program of Frequency Electronics, Inc. of our report dated July 25, 2008, with respect to the consolidated financial statements of Frequency Electronics, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended April 30, 2008 filed with the Securities and Exchange Commission.




/s/ Holtz Rubenstein Reminick LLP
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Holtz Rubenstein Reminick LLP
Melville, New York
January 6, 2009